Exhibit 99

Granite City Food & Brewery Ltd. Reports 30% Increase in Third Quarter Revenues

Company-Wide Adjusted EBITDA Improves to $706,000 in Third Quarter 2008 from $457,000 in Third Quarter 2007

MINNEAPOLIS October 29, 2008 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the third quarter ended September 30, 2008.

Highlights for the third quarter of 2008 compared to the same quarter last year were as follows:

•                  Total revenues increased 30.1% to $25.5 million

•                  Total restaurant-level EBITDA climbed to 13.7%

•                  Comparable store restaurant-level EBITDA at 16.0%

•                  September restaurant level EBITDA at 16.6%

•                  Non-cash impairment charge of approximately $1.1 million related to Rogers closing included in quarter

Third Quarter 2008 Financial Results

Total revenue for the third quarter 2008, which consisted of 14 weeks, rose by 30.1% to $25.5 million compared to $19.6 million for the third quarter of 2007, which consisted of 13 weeks.

For all the restaurants, the restaurant-level EBITDA margin was 13.7% for the third quarter of 2008.  This represents an increase of 1.6% in restaurant-level EBITDA compared to 12.1% in the second quarter of 2008.  All regions showed improvement in restaurant-level EBITDA in third quarter of 2008 compared to the second quarter of 2008.

“We are very pleased with our quarter over quarter margin improvements,” commented Steve Wagenheim, CEO and President.  “In the last month of the third quarter, our company-wide restaurant-level EBIDTA was 16.6% - moving back to historical ranges for the company.  As well, the improvement of our adjusted EBITDA to $706,000 in the quarter compared to the prior year quarter of $457,000 is an excellent example of how our execution is moving in the right direction.  While operations at the store level are improving, we are also very excited to announce significant food and distribution cost savings that are beginning to take shape.  We are targeting nearly $2.0 million in savings as a result of negotiating better distribution and food vendor agreements, along with better pricing as a result of more direct relationships with our suppliers.  While some of these savings will filter in through the remainder of the year, the real benefit for us will be in 2009.  We believe these savings will represent approximately 2% more in margin for us as we head into 2009.”

Total cost of sales was $22.0 million in the third quarter or 86.3% of sales compared to prior year cost of sales of $17.1 million or 87.2% of sales.  The third quarter cost of sales represented an improvement over the 87.9% second quarter cost of sales.  The improvement in the third quarter compared to the prior quarters was due to several factors:  First, across-the-board improved execution in labor and food costs helping to drive our prime costs down; second, the ability of many of our new partners hired in the early part of 2008 to begin to gain traction with their stores and meet management initiatives and expectations; and third, the maturing of the new stores that have been opened over the past year.

General and administrative expenses were $2.7 million or 10.7% of sales for the third quarter of 2008 compared to $2.1 million or 10.5% of sales for the third quarter of 2007.  The overall percentage increase was primarily related to increased staff levels related to growth, costs associated with an increase in recruiting, relocating and training as well as consulting costs.  These costs were also associated with management changes during the quarter and the company’s oversight initiatives, and are expected to subside through the remainder of the year.  Non-cash compensation expense within the general and administrative expense represented 0.5% of sales for the 3rd quarter.

The net loss for the third quarter of 2008 was $4.3 million or $(0.26) per share.  Of such loss approximately $1.1 million or $(0.06) per share was attributable to non-cash asset impairment and lease termination costs recorded in conjunction with the closure of our Rogers, Arkansas restaurant.

Year-to-Date Financial Results

Revenue increased 32.7% to $74.6 million for the forty weeks ended September 30, 2008, compared to $56.2 million for the 39 weeks ended September 25, 2007, aided by seven new restaurants, and the additional fiscal week in the third quarter of 2008.

For all the restaurants, the restaurant-level EBITDA margin was 11.5% for the first three quarters of fiscal year 2008, while the restaurant-level EBITDA margin for comparable restaurants was 14.6%.  Similar to second quarter margins, the overall restaurant-level EBITDA margin was negatively impacted by newer restaurants open for less than one year.

General and administrative expenses were $8.2 million or 11.0% of sales for the first three quarters of 2008 compared to $5.7 million or 10.1% of sales for the same period of 2007.

The net loss for the first three quarters of fiscal year 2008 was $11.8 million or $(0.73) per share compared to a net loss of $5.1 million or $(0.33) per share for the first three quarters of 2007.

Investor Conference Call and Webcast

A conference call to review the results of the third quarter of 2008 will be held on Thursday, October 30, 2008 at 10:00 a.m. Central Time and may be accessed by calling 877-795-3649 and referencing code 8970497.  An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 25 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

Additionally, this press release contains certain non-GAAP financial measures, including references to adjusted EBITDA and restaurant-level EBITDA. As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating loss with the add-back of pre-opening expenses, depreciation and amortization, and exit or disposal costs (Rogers). We use adjusted EBITDA as a way to measure our overall internal operational performance without store openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenue less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Adjusted EBITDA and restaurant-level EBITDA as we define them may not be comparable to similar measurements used by other companies and are not measures of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level EBITDA is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level EBITDA as a means of evaluating our restaurants’ financial performance compared with our competitors. These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of adjusted EBITDA and restaurant-level EBITDA to net loss, as well as company-wide EBITDA, for the second quarters of 2008 and 2007 is provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fourteen Weeks Ended September 30, 2008	Thirteen Weeks Ended September 25, 2007	Forty Weeks Ended September 30, 2008	Thirty-nine Weeks Ended September 25, 2007

Restaurant revenues	$25,483,423	$19,584,040	$74,601,745	$56,220,186

Cost of sales:
Food, beverage and retail	7,580,660	5,969,981	22,705,868	16,889,600
Labor	9,117,270	7,046,217	27,767,400	20,197,394
Direct restaurant operating expense	3,817,757	2,835,314	10,913,287	7,720,949
Occupancy	1,472,968	1,210,113	4,637,939	3,485,007
Total cost of sales	21,988,655	17,061,625	66,024,494	48,292,950

Pre-opening	498,744	732,679	1,328,812	1,244,861
General and administrative	2,735,500	2,055,411	8,206,848	5,699,354
Depreciation and amortization	1,640,343	1,159,886	4,815,399	3,402,613
Exit or disposal activities	1,119,545	—	1,119,545	—
Other	53,768	10,399	105,138	58,910

Operating loss	(2,553,132)	(1,435,960)	(6,998,491)	(2,478,502)

Interest:
Income	3,231	87,130	28,477	189,616
Expense	(1,701,871)	(910,637)	(4,841,825)	(2,813,915)
Net interest expense	(1,698,640)	(823,507)	(4,813,348)	(2,624,299)

Net loss	$(4,251,772)	$(2,259,467)	$(11,811,839)	$(5,102,801)

Loss per common share, basic	$(0.26)	$(0.14)	$(0.73)	$(0.33)

Weighted average shares outstanding, basic	16,197,849	16,038,302	16,192,844	15,329,517

Selected Balance Sheet Information

	September 30, 2008	December 25, 2007
Cash	$2,055,548	$7,076,835
Current assets including cash	$4,230,116	$8,423,710
Total assets	$83,495,732	$82,410,790
Current liabilities	$9,514,778	$12,092,007
Total liabilities	$77,187,498	$64,733,429
Shareholders’ equity	$6,308,234	$17,677,361

Non-GAAP Reconciliations Q3, 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$19,052,474	100%	$6,430,949	100%	$25,483,423	100%

Cost of sales:
Food, beverage and retail	5,595,654	29.4%	1,985,006	30.9%	7,580,660	29.7%
Labor	6,567,548	34.5%	2,549,722	39.6%	9,117,270	35.8%
Direct restaurant operating expense	2,823,675	14.8%	994,082	15.5%	3,817,757	15.0%
Occupancy	1,025,541	5.4%	447,427	7.0%	1,472,968	5.8%
Total cost of sales	16,012,418	84.0%	5,976,237	92.9%	21,988,655	86.3%

Restaurant-level EBITDA*	$3,040,056	16.0%	$454,712	7.1%	$3,494,768	13.7%

Pre-opening					498,744	2.0%
General and administrative					2,735,500	10.7%

Company-wide EBITDA before disposal activities					260,524

Depreciation and amortization					1,640,343
Exit or disposal activities, other					1,173,313

Operating Loss					(2,553,132)

Interest:
Income					3,231
Expense					(1,701,871)
Net interest expense					(1,698,640)

Net loss as reported under GAAP					$(4,251,772)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3, 2007 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$11,970,533	100%	$7,613,507	100%	$19,584,040	100%

Cost of sales:
Food, beverage and retail	3,595,698	30.0%	2,374,279	31.2%	5,969,977	30.5%
Labor	4,120,939	34.4%	2,925,280	38.4%	7,046,219	36.0%
Direct restaurant operating expense	1,781,000	14.9%	1,064,705	14.0%	2,845,705	14.5%
Occupancy	669,603	5.6%	540,512	7.1%	1,210,115	6.2%
Total cost of sales	10,167,240	84.9%	6,904,776	90.7%	17,072,016	87.2%

Restaurant-level EBITDA*	$1,803,293	15.1%	$708,731	9.3%	$2,512,024	12.8%

Pre-opening					732,679	3.7%
General and administrative					2,055,420	10.5%

Company-wide EBITDA					(276,075)

Depreciation and amortization					1,159,885

Operating Loss					(1,435,960)

Interest:
Income					87,130
Expense					(910,637)
Net interest expense					(823,507)

Net loss as reported under GAAP					$(2,259,467)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Company-Wide Adjusted EBITDA

	Q3 2008	Q3 2007

Operating loss	$(2,553,132)	$(1,435,960)

Add:
Pre-opening	498,744	732,679
Depreciation and amortization	1,640,343	1,159,886
Exit or disposal activities (Rogers)	1,119,545	—

Adjusted EBITDA	$705,500	$456,605

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD, 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$48,156,138	100%	$26,445,607	100%	$74,601,745	100%

Cost of sales:
Food, beverage and retail	14,282,330	29.7%	8,423,538	31.9%	22,705,868	30.4%
Labor	16,946,784	35.2%	10,820,616	40.9%	27,767,400	37.2%
Direct restaurant operating expense	7,091,289	14.7%	3,821,998	14.5%	10,913,287	14.6%
Occupancy	2,818,474	5.9%	1,819,465	6.9%	4,637,939	6.2%
Total cost of sales	41,138,877	85.4%	24,885,617	94.1%	66,024,494	88.5%

Restaurant-level EBITDA*	$7,017,261	14.6%	$1,559,990	5.9%	$8,577,251	11.5%

Pre-opening					1,328,812	1.8%
General and administrative					8,206,848	11.0%

Company-wide EBITDA					(958,409)

Depreciation and amortization					4,815,399
Exit or disposal activities, other					1,224,683

Operating Loss					(6,998,491)

Interest:
Income					28,477
Expense					(4,841,825)
Net interest expense					(4,813,348)

Net loss as reported under GAAP					$(11,811,839)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 YTD, 2007 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$31,513,963	100%	$24,706,223	100%	$56,220,186	100%

Cost of sales:

Food, beverage and retail	9,328,798	29.6%	7,560,802	30.6%	16,889,600	30.0%
Labor	10,827,856	34.4%	9,369,538	37.9%	20,197,394	35.9%
Direct restaurant operating expense	4,477,734	14.2%	3,302,125	13.4%	7,779,859	13.8%
Occupancy	1,735,295	5.5%	1,749,712	7.1%	3,485,007	6.2%
Total cost of sales	26,369,683	83.7%	21,982,177	89.0%	48,351,860	86.0%

Restaurant-level EBITDA*	$5,144,280	16.3%	$2,724,046	11.0%	$7,868,326	14.0%

Pre-opening					1,244,861	2.2%
General and administrative					5,699,354	10.1%

Company-wide EBITDA					924,111

Depreciation and amortization					3,402,613

Operating Loss					(2,478,502)

Interest:
Income					189,616
Expense					(2,813,915)
Net interest expense					(2,624,299)

Net loss as reported under GAAP					$(5,102,801)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.